VOTING DIRECTION FOR HOLDERS OF EXCHANGEABLE SHARES
OF PROVIDENT ACQUISITIONS INC. AND PROVIDENT ENERGY LTD.

The undersigned holder (the "Holder") of exchangeable shares ("Exchangeable Shares") has the right to instruct Computershare Trust Company of Canada (the "Trustee") in respect of the exercise of their votes at the Annual and Special Meeting of the unitholders of Provident Energy Trust (the "Trust") to be held on Monday, May 10, 2004 at 3:00 p.m. (Calgary time) (the "Meeting"), as follows:
  To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below;

OR
  To instruct the Trustee to appoint a representative of the Trust's management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

  To instruct the Trustee to appoint the Holder, or the Holder's designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.
The Holder directs that their Exchangeable Shares be voted as follows:
1.	To vote FOR or WITHHOLD FROM VOTING FOR the resolution appointing PricewaterhouseCoopers
LLP as auditors of the Trust.
2.	To vote FOR or WITHHOLD FROM VOTING FOR the resolution electing the ten directors of
Provident Energy Ltd. to hold office until the next annual meeting of trust unitholders or until their successors are elected or appointed.
3.	To vote FOR or AGAINST the resolution re-appointing Computershare Trust Company of Canada as trustee of the Trust.
4.	To vote FOR or AGAINST the resolution amending the trust unit option plan to increase the number of trust units available for issuance from 5,000,000 trust units to 8,000,000 trust units.
IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER'S EXCHANGEABLE
SHARES WILL NOT BE VOTED

PLEASE SELECT ONE OF THE FOLLOWING:
Direct the Trustee to Vote Exchangeable Shares as Indicated
The holder hereby directs the Trustee to vote as indicated.
Appointment of Trust Management as Proxy
The Holder hereby appoints Thomas W. Buchanan of Calgary, Alberta, or failing him, Randall J. Findlay of DeWinton, Alberta, with full power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the
Meeting.
Appointment of the Holder or the Holder's Designee as Proxy
The Holder hereby appoints ____________________ as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.
IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF
THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE,
THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR
EXCHANGEABLE SHARES AS INDICATED.

DATED: ____________________, 2004.
Signature of Holder

Name of Holder

Number of Exchangeable Shares Held

NOTES:

  This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to the attention of Computershare Trust Company of Canada, Attention: Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 (or by courier or hand delivery to 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8), no later than 3:00 p.m. (Toronto time) on May 7, 2004, or, if the Meeting is adjourned, by 3:00 p.m. (Toronto time) on the second business day prior to the date of the adjourned Meeting, or any further adjournment thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

  If this voting direction is not signed by the Holder of Exchangeable Shares, the votes to which the Holder of the Exchangeable Shares is entitled will not be exercised.

  If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

  This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

  Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

  A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.